UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
July 21, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The Balcony on Beverwil

On July 21, 2010, Retail Opportunity Investments Corp. (the "Company") entered into a purchase and sale agreement (the "Purchase Agreement") with O'Hearn/Hillcrest Properties, LLC (the "Seller"), to acquire a shopping center located in West Los Angeles, California ("The Balcony on Beverwil"), for an aggregate purchase price of approximately $36.3 million.  At closing, the Company intends to assume the Seller's obligations under an existing loan (the "Loan"), due February 2015, secured by The Balcony on Beverwil with an interest rate of 5.37% per annum and a total current balance of approximately $28.9 million, and will pay the remainder of the purchase price in cash.  The assumption of the Loan by the Company is subject to the approval by the lender.

The Balcony on Beverwil is a grocery-anchored neighborhood shopping center of approximately 71,228 square feet which is anchored by Ralphs and CVS/Longs Drugs.  It is currently 93.86% leased.  The Balcony on Beverwil is located in an area with approximately 776,000 people within a five mile radius, with an average household income of approximately $88,000.

The Purchase Agreement contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature. The acquisition of The Balcony on Beverwil remains subject to customary closing conditions, including approval by the lender under the Loan and a 7-day due diligence period. If the closing conditions are not timely satisfied or waived by the Company in writing, the Company, in its sole discretion, may terminate the Purchase Agreement and the earnest money deposit of $1.0 million will be returned to the Company.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company has based these forward-looking statements on the current expectations and projections of the Company about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated: July 27, 2010	By: /s/ John B. Roche
John B. Roche Chief Financial Officer